Exhibit 99.1

Hibbett, Inc. Announces Definitive Agreement to be Acquired by JD Sports Fashion plc

JD Sports to acquire all outstanding shares for $87.50 per share in cash, in a $1.1 billion transaction

Per share price represents a 21% premium to the April 22, 2024, closing price and a 29% premium to the 120-trading day volume weighted average price

Combination of best-in-class customer-centric companies offers brand partners an expanded global platform for distribution of the latest athletic fashion products

Mike Longo to continue as Hibbett President and CEO, and Jared Briskin to take on role of Hibbett COO; Hibbett will maintain HQ in Birmingham

BIRMINGHAM, Ala. – April 23, 2024 – Hibbett, Inc. (“Hibbett”) (Nasdaq:HIBB), an athletic-inspired fashion retailer, today announced a definitive agreement in which JD Sports Fashion plc (“JD Sports”) (LSE:JD) will acquire all outstanding shares of Hibbett for $87.50 per share in cash, representing an aggregate enterprise value of approximately $1.1 billion.

Mike Longo, President and Chief Executive Officer of Hibbett said, “Today’s announcement is a true testament to all that our Hibbett | City Gear teams have built over the years and reinforces the strength of our brands, our close relationships with our vendor partners, and our team of dedicated colleagues across the country. JD Sports is a well-respected global leader in athletic footwear and fashion that, like us, is committed to the communities and customers it serves. We are thrilled to begin this new chapter with JD Sports, and believe the transaction will enable us to fulfill our customer-oriented mission even more effectively for years to come.”

Anthony Crudele, Chairman of the Board of Directors of Hibbett, said, “The transaction with JD Sports will create immediate, certain and substantial value for Hibbett stockholders while ensuring that our brands are well-positioned to continue to serve the customers and communities that have always been the central focus of Hibbett’s business.  The Board unanimously agreed that this transaction is the best path to maximize the value of Hibbett, and I am proud of what this company and our outstanding team have accomplished for all stakeholders.”

“Today is a significant milestone for JD Sports as we take this transformative step as a global leader in the sports fashion industry through this transaction with Hibbett,” said Régis Schultz, Chief Executive Officer of JD Sports. “We’re thrilled to acquire Hibbett | City Gear, combining two of the most respected athletic retail brands in the United States, as we continue to strategically expand our global multi-brand platform. With Hibbett’s highly complementary footprint, this transaction represents a logical next step in our strategic growth plans, further enabling us to meet the dynamic demands of consumers globally.”

Additional Transaction Details

The Board of Directors of Hibbett has unanimously approved the definitive merger agreement and the transaction. The transaction is expected to close in the second half of 2024, subject to receipt of Hibbett stockholder approval, receipt of required regulatory approvals, and the satisfaction of other customary conditions to closing. The transaction is not subject to a financing condition.

Under the terms of the definitive merger agreement, Hibbett has agreed to suspend the payment of dividends on its common stock, as well as the purchase of shares under its existing Stock Repurchase Program, through the closing of the transaction.

Following the closing of the transaction, Hibbett will join the JD Sports family of athletic footwear and fashion retail brands and will cease to be a publicly traded company.

Organizational Structure

Following the closing of the transaction, Mike Longo will continue to serve as President and Chief Executive Officer and Jared Briskin will take on the role of Chief Operating Officer of Hibbett. Hibbett will maintain its corporate headquarters in Birmingham, Alabama.

Advisors

Solomon Partners Securities, LLC is serving as financial advisor to Hibbett, and Bass, Berry & Sims PLC is serving as its legal counsel.

Baird and Rothschild & Co are serving as financial advisors to JD Sports, and Freshfields Bruckhaus Deringer LLP is serving as its legal counsel.

About Hibbett, Inc.

Hibbett, headquartered in Birmingham, Alabama, is a leading athletic-inspired fashion retailer with 1,169 Hibbett, City Gear and Sports Additions specialty stores located in 36 states nationwide as of February 3, 2024. Hibbett has a rich history of convenient locations, personalized customer service and access to coveted footwear, apparel and equipment from top brands like Nike, Jordan, New Balance and adidas. Consumers can browse styles, find new releases, shop looks and make purchases online or in their nearest store by visiting www.hibbett.com. Follow us @hibbettsports and @citygear on Facebook, Instagram and Twitter.

About JD Sports Fashion plc

Founded in 1981, the JD Group ('JD') is a leading global omnichannel retailer of sports fashion brands. JD provides customers with the latest exclusive products from its strategic partnerships with the most-loved premium brands - including Nike, Adidas and The North Face. The vision of JD is to inspire the emerging generation of consumers through a connection to the universal culture of sport, music and fashion. JD focuses on four strategic pillars: global expansion focused on the JD brand first; leveraging complementary concepts; moving beyond physical retail by creating a lifestyle ecosystem of relevant products and services; and doing the best for its people, partners and communities. JD is a constituent of the FTSE 100 index and had 3,313 stores worldwide as of March 2, 2024.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “ongoing,” “outlook,” “should,” “seek,” “target,” “will,” “would,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, Hibbett. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Hibbett’s business and the price of Hibbett’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by Hibbett’s stockholders and receipt of required regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring Hibbett to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on Hibbett’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts Hibbett’s current plans and operations; (vi) Hibbett’s ability to retain and hire key personnel in light of the proposed transaction; (vii) risks related to diverting management’s attention from Hibbett’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix)  potential litigation relating to the transaction that could be instituted against JD Sports Fashion plc, Hibbett or their or their affiliates’ respective directors, managers or officers, including the effects of any outcomes related thereto; (x) continued availability of capital and financing and rating agency actions; (xi) certain restrictions during the pendency of the transaction that may impact Hibbett’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war, hostilities, epidemics or pandemics, as well as management’s response to any of the aforementioned factors; (xiii) other risks described in Hibbett’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of Hibbett’s Annual Report on Form 10-K filed with the SEC on March 25, 2024 and subsequent filings; and (xiv) those risks and uncertainties that will be described in the proxy statement that will be filed with the SEC (if and when it becomes available) from the sources indicated below. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the transaction and/or Hibbett’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. Hibbett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find it

In connection with the transaction, Hibbett intends to file a preliminary proxy statement on Schedule 14A with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, COMPANY STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING THE DEFINITIVE PROXY STATEMENT (IF AND WHEN IT BECOMES AVAILABLE), THAT ARE FILED OR WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement (if and when it becomes available) will be mailed to stockholders of Hibbett. Stockholders will be able to obtain the documents (when they become available) free of charge at the SEC’s website, http://www.sec.gov. In addition, stockholders may obtain free copies of the documents (if and when they become available) on Hibbett’s website, https://investors.hibbett.com.

Participants in the Solicitation

Hibbett and certain of its directors, executive officers and other employees, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Hibbett’s stockholders in connection with the transaction. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and their respective direct and indirect interests in the transaction, by security holdings or otherwise, will be included in the definitive proxy statement and other materials to be filed with the SEC in connection with the transaction (if and when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

###

Contact:

Gavin A. Bell, CFA
Vice President, Finance & Investor Relations
Hibbett, Inc.
gavin.bell@hibbett.com